ENERGIZER HOLDINGS, INC.
                        EXECUTIVE SAVINGS INVESTMENT PLAN


                               I.     DEFINITIONS
1.1 "Affiliated Company" means Energizer Holdings, Inc., those domestic corporations in which Energizer Holdings, Inc. owns directly or indirectly more than 50% of the voting stock, or any other entity so designed by the Committee.

1.2     "Board"  means  the  Board  of  Directors  of  Energizer  Holdings, Inc.

1.3     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

1.4 "Committee" means the Committee appointed to administer the Plan, its designee, or any successor to such Committee.

1.5     "Company"  means  Energizer  Holdings,  Inc.

1.6 "Compensation" means all or any part of any cash compensation and other consideration due to an Employee for services rendered or to be rendered to the Company or an Affiliated Company, as determined by the Committee.

1.7 "Disability" means a finding by the Committee of a Participant's permanent and total disability.

1.8 "Employee" means a person employed by the Company or an Affiliated Company and who is one of a select group of management or highly-compensated employees.

1.9 "Entry Date" means the last day of any payroll period during which or with respect to which an Employee, meeting the eligibility requirements of
Section 2.2 and 2.3, has his or her deferrals pursuant to the SIP limited by the deferral limitations of ERISA.

1.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.11 "Participant" means an Employee who is deferring, or an Employee or former Employee who has deferred, Compensation pursuant to Article III of the Plan.

1.12 "Plan" means the Energizer Holdings, Inc. Executive Savings Investment Plan, as amended from time to time.

1.13     "Retirement"  means  termination  of  Employment  at  or  after age 55.

1.14 "SIP" means the Energizer Holdings, Inc. Savings Investment Plan, as amended from time to time.

1.15 "Termination of Employment" means separation from employment with the Company or an Affiliated Company for reasons other than death of the Participant; provided, however, that a transfer in employment between the Company or an Affiliated Company shall not be deemed a Termination of Employment. For purposes of this Plan, the sale by the Company or an affiliate of all or substantially all of the outstanding capital stock of the Company or an Affiliated Company shall be deemed to be a Termination of Employment of Participants employed by such Company or Affiliated Company.

1.16     "Valuation  Date"  means  December  31  of  each  Year.

1.17     "Year"  means  a  calendar  year,  unless  otherwise  specified.

                      II.     ELIGIBILITY AND PARTICIPATION
2.1     Prior  Participants.  An  Employee  who was a Participant in the Ralston
        -------------------
Purina Company Executive Savings Plan on March 31, 2000 shall continue his or her status as a Participant.

2.2     Other  Employees.  An  Employee who is entitled to Compensation shall be
        ----------------
eligible to elect to participate in the Plan during the period of time in which the Employee:

(a) (1) is Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Treasurer of the Company; a Vice President of an administrative or operating division of the Company; a Chairman of the Board, Chief Executive Officer, President or Corporate Vice President of the Company or an Affiliated Company, or

     (2) is designated by the Chief Executive Officer of the Company as eligible to participate in the Plan;

and

(b) has elected to defer Compensation as permitted under the terms of the SIP.

2.3     Initial  Enrollment.  An Employee may first become a Participant upon an
        -------------------
Entry Date if he or she has previously completed and submitted to the Employee Benefits Committee an enrollment form, supplied by the Committee, by which an Employee elects to defer a specified percentage of compensation in accordance with Article III.

2.4     Annual Deferral Elections.  A new election to defer compensation must be
        -------------------------
     submitted in December each Year to the Committee on forms provided by it in order for a Participant to defer income pursuant to the Plan during the following Year. Each deferral election is effective for an entire Year, and cannot be increased or decreased during that period.

2.5     Cessation  of  Deferrals.  A  Participant  who  ceases  to  meet  the
        ------------------------
eligibility  requirements  of  Section  2.2(a)  may no longer defer Compensation
        --
pursuant to the Plan effective as of the first payroll period beginning after such cessation of eligibility. Such Participant shall continue to be a Participant in the Plan for all other purposes until distribution of his or her account balance.

                             III.     CONTRIBUTIONS
3.1     Deferrals into the Plan.  A Participant whose deferrals into the SIP are
        -----------------------
     limited during a Year by the deferral limits imposed by ERISA and the Code may defer a portion of such Participant's Compensation, in excess of that permitted to be deferred pursuant to the SIP, on a before-tax basis into the Plan. No after-tax deferrals are permitted under the Plan. If a Participant's deferrals from a single payment of Compensation must be apportioned between the SIP and the Plan, the deferral percentage applicable to the initial deferral under the Plan shall be equal to the deferral percentage then in effect for the SIP. Subsequent deferrals pursuant to the Plan shall be made at the deferral percentage elected by the Participant for the Plan for that Year.

3.2     Basic  Matched  Contributions.  Subject to Section 3.1, each Participant
        -----------------------------
may defer receipt of a portion of his or her Compensation in any amount from 2% to 6%, in 1% increments, for each payroll period in a Year beginning with that payroll period in which the Participant exceeds the deferral limits in the SIP.
     Such  deferrals  into  the  Plan  shall  be  defined  as  Basic  Matched
Contributions.

3.3     Basic Unmatched Contributions.  Subject to Section 3.1, each Participant
        -----------------------------
     who has elected the maximum Basic Matched Contribution rate of 4% may defer receipt of a portion of his or her Compensation by an additional 1% to 4%, in 1% increments, for each payroll period in a calendar year beginning with that payroll period in which the Participant exceeds the deferral limits in the SIP. Such deferrals into the Plan shall be defined as Basic Unmatched Contributions.

3.4     Company  Matching  Contributions.  With  respect to each payroll period,
        --------------------------------
the Company shall contribute on behalf of each Participant an amount equal to 25% of such Participant's Basic Matched Contributions. Such contributions shall be  defined  as  Company  Matching  Contributions.

3.5     Participants'  Accounts.
        -----------------------

(a) The Company shall establish a book reserve account for each Participant. With respect to each payroll period, as appropriate, the Company shall credit to a Participant's account his or her Basic Matched Contributions and Basic Unmatched Contributions, and Company Matching Contributions in accordance with
Section  3.4.

(b) Each Participant's account balance shall be credited, effective as of December 31 each Year, with annual earnings equal to the rate of earnings net of expenses for that Year under the Fixed Income Fund of the SIP. Deferrals made during a Year will be credited at the end of that first Year with a pro rata share of annual earnings from the time of deferral.

(c) Each Participant shall be furnished annually a statement setting forth the value of his or her account.

                        IV.     VESTING OF CONTRIBUTIONS
4.1     Vesting of Basic Contributions.  Each Participant shall be vested at all
        ------------------------------
     times in amounts attributable to his or her Basic Matched Contributions, Basic Unmatched Contributions, and any earnings thereon.

4.2     Vesting  of  Company  Matching  Contributions.  A  Participant  shall be
        ---------------------------------------------
vested in the following manner in Company Matching Contributions made to such Participant's account:

(a) at the rate of 25% for each whole year of employment with the Company as recognized under the terms of the SIP; or

(b)     100%  vested in the event of the occurrence of any one of the following:

(1)     attainment  of  age  65

(2)     Retirement

(3)     Disability

(4)     death

(5)     termination  of  the  Plan.

                              V.     DISTRIBUTIONS
5.1     Time  of  Distribution  to  Participant.  Amounts  due  to a Participant
        ---------------------------------------
including, to the extent it can be calculated and paid simultaneously with the rest of the distribution, interest on such amounts, shall be paid on the 60th day after such Participant's Retirement or other Termination of Employment. Any interest accrued on such distribution that cannot be calculated at the time of the initial distribution shall be paid as promptly thereafter as practicable. Notwithstanding the foregoing, distributions to Participants found to be Disabled shall be made on the 60th day following the determination of such Disability. No distribution to a Participant shall be made upon termination of the Plan until such Participant's Retirement, Termination of Employment or Disability.

5.2     Distribution  Upon  Death.  In the event of the Participant's death, all
        -------------------------
amounts due to be distributed shall be paid to the Beneficiary designated by the
     Participant in writing submitted to the Committee; but if none is designated, then benefits shall be paid to the Participant's estate or as provided by law. Changes in designation may be made by filing a written request with the Committee. Distribution in full shall be paid on the 60th day following the Participant's death. The Committee reserves the right to review and approve Beneficiary designations.

5.3     Amount  to  be  Distributed.  At  the  appropriate  time of distribution
        ---------------------------
described in Sections 5.1 or 5.2, the Company shall distribute the value of a Participant's entire Basic Matched Contributions, Basic Unmatched Contributions and the vested amount of such Participant's Company Matching Contributions. Earnings on the vested portion of a Participant's account balance, calculated at the interest rate applicable to the Valuation Date immediately preceding the distribution, shall be credited to the Participant's account for the period between the most recent Valuation Date and the date of distribution of the principal account balance.

5.4     Form  of  Distribution.  All  amounts  to  be  distributed  from  a
        ----------------------
Participant's  account  pursuant  to this Article V shall be made in the form of
        ----
payment elected by the Participant. A Participant may elect to receive the value of his account in a single lump payment, five annual installments or ten annual installments. Provided, however, a Participant must have attained age 50 and elected to receive installments at least one year before such installment payments commence.

5.5     Withdrawals  and  Loans.
        -----------------------

(a)     Loans  are  not  permitted  under  the  Plan.

(b) No withdrawals are permitted except that the Committee, in its sole and absolute discretion, may permit withdrawals by a Participant of any vested amount from such Participant's accounts if the Committee determines, in its discretion, that such funds are needed due to serious and immediate financial hardship from an unforeseeable emergency. Serious and immediate financial hardship to the Participant must result from a sudden and unexpected illness or accident of the Participant or a dependent, loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising from events beyond the control of the Participant. A distribution based upon such financial hardship cannot exceed the amount necessary to meet such immediate financial need. In addition, the Committee may impose suspension of a Participant's deferrals into the Plan or other penalties as a condition of such withdrawals.

                               VI.     FORFEITURES
6.1     Time  of  Forfeiture.  In  the  event  of a Participant's Termination of
        --------------------
Employment prior to the attainment of age 65, the unvested, if any, portion of Company Matching Contributions allocated to such Participant's account, and any earnings thereon, shall be forfeited as of the date of such Termination of Employment.

6.2     Disposition  of  Forfeitures.  All  forfeitures  arising  out  of  the
        ----------------------------
application of the provisions of Section 6.1 shall be used to reduce Company Matching Contributions otherwise payable to Participants' accounts under the Plan.

                VII.     AMENDMENT AND ADMINISTRATION OF THE PLAN
7.1     Power  to  Amend.  The  power to amend, modify or terminate this Plan at
        ----------------
any time is reserved to the Committee; provided that, no amendment, modification or termination may apply to or affect the terms of any deferral of Compensation deferred prior to the effective date of such amendment, modification or termination, without the consent of the Participant or Beneficiary affected thereby.

7.2     Administration  of  the  Plan.  The  Committee shall administer the Plan
        -----------------------------
and, in connection therewith, shall have full power to designate types of Compensation which may be deferred and upon which a Company Matching Contribution may be calculated; to construe and interpret the Plan; to establish rules and regulations; to delegate responsibilities to others to assist it in administering the Plan or performing any responsibilities hereunder; and to perform all other acts it believes reasonable and proper in connection with the administration of the Plan.

                             VIII.     MISCELLANEOUS
8.1     Company's  Obligations  Unfunded.  All  benefits  due  a  Participant or
        --------------------------------
Beneficiary under the Plan are unfunded and unsecured and are payable out of the general funds of the Company. The Company, in its sole and absolute discretion, may establish a grantor trust for the payment of benefits and obligations hereunder, the assets of which shall be at all times subject to the claims of creditors of the Company as provided for in such trust, provided that such trust does not alter the characterization of the Plan as an unfunded plan for purposes of ERISA. Such trust shall make distributions in accordance with the terms of the Plan.

8.2     No Right to Continued Employment.  Neither the establishment of the Plan
        --------------------------------
     nor the payment of any benefits thereunder nor any action of the Company, its affiliates, the Board, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company or an Affiliated Company.

8.3     Transferability  of  Benefits.  The right to receive payment of benefits
        -----------------------------
under this Plan shall not be transferred, assigned or pledged except by beneficiary designation, will or pursuant to the laws of descent and distribution.

8.4     Address  of  Participant  or  Beneficiary.  A Participant shall keep the
        -----------------------------------------
Committee apprised of the Participant's current address and that of any Beneficiary at all times during participation in the Plan. At the death of a Participant, a Beneficiary who is entitled to receive payment of benefits under the Plan shall keep the Committee apprised of such Beneficiary's current address until  the  entire  amount  to  be  distributed  has  been  paid.

8.5     Taxes.  Any  taxes  required  to  be  withheld under applicable federal,
        -----
state or local tax laws or regulations may be withheld from any payment due hereunder.

8.6     Missouri Law to Govern.  All questions pertaining to the interpretation,
        ----------------------
     construction, administration, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Missouri.

8.7     Headings.  Headings  of  Articles  and Sections of the Plan are inserted
        --------
for  convenience  of  reference.  They  constitute  no  part  of  the  Plan.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer as of the _____ day of ______________________, 2000.


     ENERGIZER  HOLDINGS,  INC.

     By:

     Title: